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                                                                  EXHIBIT 23.11

  Patricia O'Donnell
  Associate General Counsel

VIA: FEDERAL EXPRESS

October 30, 1996

Joseph L. Winn
Chief Financial Officer
American Radio systems
116 Huntingdon Avenue
Boston, Massachusetts 01226

Dear Mr. Winn:

  We have received your request in connection with the Intention of American Radio Systems to file a Registration Statement with the Securities and Exchange Commission.

  We hereby consent to the use of Arbitron's copyrighted and proprietary data and estimates from the Arbitron Radio Market Reports in the Registration Statement and the prospectus contained therein provided sourcing information is clearly disclosed in such documents pursuant to the guidelines on the attached sheet.

  Please sign this letter and return to me to indicate your agreement with these terms.

Very truly yours,

THE ARBITRON COMPANY


/S/ PATRICIA O'DONNELL

Patricia O'Donnell

                                          Agreed to:

                                                    /s/ Joseph L. Winn
                                          By: _________________________________
                                                      JOSEPH L. WINN

                                                     October 31, 1996
                                          Date: _______________________________

POD
Enclosure
cc: M. Gardella

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